Exhibit 99.3

©202 2 Morningstar. All Rights Reserved. April 4 th , 202 2 Morningstar Announces Agreement to Acquire Leveraged Commentary and Data (“LCD”) Business from S&P Global

2 Safe Harbor Statement Forward - Looking Statements This presentation includes "forward - looking statements" within the meaning of the "Safe - Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook ,“ “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue ,” "remain," "target" or "will" and similar references to future periods. Examples of forward - looking statements in this presentation include, among others, statements regarding: ▪ The future demand for news, research, data, insights, and indexes for the leveraged finance market ; ▪ Any delay in ( i ) the expiration or termination of any required waiting periods under the Hart - Scott - Rodino Antitrust Improvements Act of 1976 or (ii) the receipt of European Commission approval of Morningstar as an acceptable acquirer of the Leveraged Commentary and Data busines s ( “LCD”); ▪ The risks and costs associated with the integration of, and the ability of Morningstar to integrate LCD successfully; and ▪ Failure to obtain the necessary financing to complete the transaction. ▪ By their nature, forward - looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future or may differ significantly from what we expect . Forward - looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward - looking statements in this presentation. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, those set forth throughout "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10 - K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward - looking statements. We undertake no duty to update our forward - looking statements, which are made as of the date of this presentation.

▪ Morningstar to acquire Leveraged Commentary and Data (“LCD”) business from S&P Global ▪ LCD is the industry standard for news, research, data, insights, and indexes for the leveraged finance market ▪ LCD’s coverage of the leveraged loan market combined with PitchBook’s coverage of the private and public equity markets creates a centralized resource for the private capital and debt markets, enabling due diligence and deal making workflows Acquisition Highlights Transaction Terms Financial Impact ▪ The purchase price consists of $600 million at closing (subject to certain adjustments) and a contingent payment of up to $50 million six months after closing, based upon the achievement of certain conditions related to the transition of LCD customer relationships ▪ The transaction is expected to close early in the third quarter of 2022, subject to customary closing conditions ▪ Morningstar will fund the transaction through cash on hand and a new credit facility ▪ LCD generates approximates $56 million in revenue. The transaction is expected to be accretive to adjusted net income per share in the first year after closing ▪ Morningstar also expects to receive a tax benefit due to a step - up in tax basis and related future deductions as part of the transaction Empowering Investor Success Morningstar is acquiring leveraged loan data and research provider LCD 3

4 ▪ LCD broadens Morningstar capabilities in leveraged finance with private loan data and expert coverage of the primary and secondary leveraged loan and high - yield markets ▪ Integration into PitchBook and Morningstar Indexes creates opportunities to deliver more robust data and analytics for investors ▪ DBRS Morningstar benefits from LCD data and news, supporting credit analysts and credit investor workflows ▪ Importance of private markets and continued convergence with the public markets represents a key secular trend ▪ Private credit represents the third largest alternative asset class by AUM* ▪ Private credit is a growing market and is an integral component that supports a growing private capital market Focus on Private Markets Delivering Differentiated Insights LCD’s value proposition aligns with Morningstar mission and strategy LCD provides data, analytics, research, and insights for an opaque leveraged loan market, aligning with our mission of empowering investor success by bringing transparency to the private credit market ▪ LCD’s 20+ year history and data integrity support a large and diverse client base ▪ The platform and research reports are integrated into, and enable, a variety of customer workflows ▪ Provides full and real - time access to data, analytics, news, and research through multiple delivery channels ▪ Superior customer service and support rooted in culture and approach to clients Customer - Centric Approach *Source: PitchBook 12/31/2021

LCD complements PitchBook offerings in the private capital markets

LCD's in-depth coverage of the leveraged loan market combined with PitchBook's institutional-grade coverage of the private and public equity markets creates a centralized resource for the private capital and debt markets, enabling due diligence and deal making workflows.

	Private Credit Workflow Needs				Capabilities to Satisfy Workflow Needs	
Data Sets	Market Intelligence	Sourcing	Underwriting & Execution	Monitoring	PitchBook	LCD
High-yield Bond Market	X		X	X		✓
Leveraged Loan market	X		X	X		✓
Broadly Syndicated Loan Market	X		X			✓
CLO/CDO Markets	X		X			✓
Distressed Debt & Bankruptcy Processes	X		X			✓
Broader Fixed Income Market Indicators	X			X	*	*
Credit Market Fund Flows	X	X		X	✓	
PE/M&A Market Flows	X	X		X	✓	
Real-time New Issuance News-Flow	X			X		✓
Forward Calendar	X		X			✓
Individual Security / Fund Benchmarks	X		X	X	✓	✓
Ratings			X	X	*	*

5 *Note: Broader Fixed Income Market Indicators and Ratings needs satisfied by Morningstar Indexes and DBRS Morningstar

MORNINGSTAR®

LCD expands fixed - income data and capabilities across Morningstar Indexes Can further accelerate the growth of Morningstar Indexes – already one the fastest - growing index providers in the industry Provides greater access and ability to further partner with LCD’s institutional fixed - income clients Adds S&P/LSTA Leverage Loan index – the flagship index in the market – along with other related indexes for our clients Creates ability to launch new investable products using core LCD data and Morningstar IP LCD index data + Morningstar index data Opportunity to deliver additional fixed - income capabilities and expand client reach in key segments ▪ Active asset managers (high yield, multi - sector credit etc.) ▪ Pension funds ▪ Insurance companies – institutional investments and retirement products ▪ Hedge funds ▪ CLOs 6

About LCD 7

8 LCD is the industry standard for news, research, data, insights, and indexes for the leveraged finance market Unique Offerings News Real - time coverage of primary and secondary U.S. and European leveraged finance markets Research Unique insights into topical trends and deeper analytics to contextualize current news Databases Trusted source of data in the leveraged finance market, with a 20 - year history Indexes Premier benchmark for tracking leveraged loans, both in the U.S. and Europe Market Leadership #1 Brand for Leveraged Finance News & Research Longest Tracking Database in the Industry Trusted Source to Both Provide and Collect Data Deep Coverage – Up to 120 Reports Published Everyday Industry experts, including both journalists and analysts, leveraging proprietary data to provide real - time coverage Comprehensive coverage of leveraged loans, CLOs, high - yield bonds etc., with weekly, monthly, and quarterly analysis Extensive historical data spanning over 20 years, including aggregated transaction financials Hundreds of indexes – key benchmarks for the U.S. and European leveraged loan markets Topical commentary that puts news into a broader market context, tying it to industry trends +200 research articles published per year, with data available for clients to slice and dice U.S. & Europe: +26,000 leveraged loan transactions tracked; +10,000 high - yield bonds tracked Key usage for secondary markets trend analysis and commentary

9 Forward Calendar Launch Syndication Secondary Market Distress Bankruptcy Recovery Loan Lifecycle LCD’s differentiated offerings cover the entire lifecycle of loans and are reflective of its deep - rooted industry expertise and network

10 Real - time insights and proprietary data makes LCD the trusted source of leveraged loans news, data, and research ▪ Deep journalist network with over 20 journalists and editors with seasoned connections to market participants ▪ Long - established sources of primary and secondary market data ▪ Unique relationship with the LSTA ▪ Leading primary market coverage all the way from market chatter to deep analysis ▪ Deep insights of all aspects of the syndicated loan market ▪ Proprietary calendar that tracks rumored and in - market deals ▪ Widely quoted in the media ▪ Inception since the early days of the leveraged loan market ▪ Founded by analysts and journalists who pioneered the way this asset class is tracked ▪ Long - tenured team with great industry experience ▪ Research coverage spans both the primary and secondary markets ▪ Unique insights into market trends ▪ Trusted source of research Sourcing Relationships Leading Research Capabilities Premier Source of Information Deep Roots

11 LCD indexes for the U.S. and European leveraged loan markets are the industry benchmark Leveraged Loan Index ▪ ~1,500 loans as tracked by leading portfolio managers ▪ Long history going back to 1997, presenting unique insights ▪ Market - leading index family for benchmarking and research ▪ LSTA have been partners since launch ▪ Large family of sub indexes Leveraged Loan 100 Index ▪ Represents the 100 most liquid loans of the LLI ▪ Represents a large base of ~400 loans tracked by leading portfolio managers ▪ Long history going back to 2002 ▪ Coverage of levels and constituents providing tailored view of market performance ▪ Delivery of index data via the website (LCDComps.com), data feeds, and third - party providers Leveraged Loan Indexes Secondary Market Insights European Leverage Loan Index (ELLI)